EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our report dated July 11, 2006 on our audit of the financial statements of Churchill Ventures, Ltd. as of July 6, 2006 and for the period from June 26, 2006 (inception) through July 6, 2006 in the Registration Statement (Form S-1 No. 333-                ) to be filed on or about July 12, 2006 and related Prospectus of Churchill Ventures, Ltd.

/s/ Eisner LLP

New York, New York
July 12, 2006